                                                     REGISTRATION NO. 333-80299

As filed with the Securities and Exchange Commission on November 6, 2000

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                               INPUT/OUTPUT, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                        22-2286646
    (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                     Identification Number)


                         12300 CHARLES E. SELECMAN DRIVE
                              STAFFORD, TEXAS 77477
                                 (281) 933-3339
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

         INPUT/OUTPUT, INC. 1990 AMENDED AND RESTATED STOCK OPTION PLAN
                              (Full Title of Plan)

                              C. ROBERT BUNCH, ESQ.
                               INPUT/OUTPUT, INC.
                         12300 CHARLES E. SELECMAN DRIVE
                              STAFFORD, TEXAS 77477
                                 (281) 933-3339
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With copies to:
                            HAYNES AND BOONE, L.L.P.
                           1000 LOUISIANA, SUITE 4300
                              HOUSTON, TEXAS 77002
                             ATTN: MARC H. FOLLADORI
                                 (713) 547-2000

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

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

                                                                   PROPOSED
                                                                    MAXIMUM       PROPOSED MAXIMUM     AMOUNT OF
                TITLE OF                       AMOUNT TO BE     OFFERING PRICE       AGGREGATE        REGISTRATION
       SECURITIES TO BE REGISTERED              REGISTERED         PER SHARE       OFFERING PRICE         FEE
-------------------------------------------------------------------------------------------------------------------
N/A*                                               N/A*              N/A*               N/A*              N/A*

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*    This Amendment deregisters certain shares and plan interests under the
     Registrant's 1990 Amended and Restated Stock Option Plan.

                         POST-EFFECTIVE AMENDMENT NO. 1

         The Registrant is filing this post-effective amendment to deregister certain securities and plan interests pursuant to the Registration Statement on Form S-8 (Registration No. 333-80299), originally filed with the Securities and Exchange Commission on June 9, 1999. A total of 1,500,000 shares were registered under the Registrant's 1990 Amended and Restated Stock Option Plan (the "1990 Plan") pursuant to such registration statement. On September 25, 2000, the stockholders of the Registrant approved the adoption of the Registrant's 2000 Long-Term Incentive Plan (the "2000 Plan"). There are 2,109,275 shares available for grants of awards under the 2000 Plan, 909,275 of which are shares that were reserved under the 1990 Plan (but not covered by exercised or outstanding options thereunder) and have been assumed under the 2000 Plan. These 909,275 shares are hereby deregistered. No future awards will be made under the 1990 Plan.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stafford, State of Texas, on November 6, 2000.

                                INPUT/OUTPUT, INC.


                                By: /s/ C. Robert Bunch
                                    --------------------------------------------
                                    C. Robert Bunch
                                    Vice President, Chief Administrative Officer
                                    and Secretary
                                    (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Timothy J. Probert and C. Robert Bunch, and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 6, 2000.

         Signature                           Title
         ---------                           -----
/s/ Timothy J. Probert              Director, President and Chief Executive
-----------------------------       Officer
    Timothy J.  Probert             (Principal Executive Officer)

/s/ C. Robert Bunch                 Vice President, Chief Administrative
-----------------------------       Officer and Secretary
    C. Robert Bunch                 (Principal Financial and Accounting Officer)

/s/ James M. Lapeyre, Jr.           Director and Chairman of the Board
-----------------------------
    James M. Lapeyre, Jr.

/s/ David C. Baldwin                Director
-----------------------------
    David C. Baldwin

                                    Director
-----------------------------
    Ernest E. Cook

/s/ Theodore H. Elliott, Jr.        Director
-----------------------------
    Theodore H. Elliott, Jr.

/s/ Robert P. Peebler               Director
------------------------------
    Robert P. Peebler

/s/ Sam K. Smith                    Director
-------------------------------
    Sam K. Smith

/s/ William F. Wallace              Director
-------------------------------
    William F. Wallace